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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 19, 2000



                            FIRST INDIANA CORPORATION
            (Exact name of registrant as specified in its charter)


          Indiana                      0-14354                 35-1692825
  (State or jurisdiction of          (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


 135 N. Pennsylvania Street, Suite 2800
        Indianapolis, Indiana                                  46204
(Address of principal executive offices)                     (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 269-1200


                                Not applicable
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On April 19, 2000, First Indiana Corporation ("First Indiana") and The Somerset Group, Inc. ("Somerset") jointly announced the signing of a definitive agreement pursuant to which Somerset will be merged with and into a wholly-owned subsidiary of First Indiana. The merger agreement provides that each shareholder of Somerset will have the option of receiving 1.21 shares of First Indiana common stock (valued at $21.48, based on First Indiana's April 18, 2000 closing price of $17.75 per share) or $24.70 in cash, or a combination of each, for each share of Somerset stock owned as of the effective date of the merger. Based on First Indiana's April 18, 2000 closing price, and assuming that 80% of Somerset's shares are exchanged for stock and 20% are exchanged for cash, the transaction has an aggregate value of approximately $63 million.

     Pursuant to General Instruction F to Form 8-K, the press release issued April 19, 2000 concerning the merger is incorporated herein by reference and is attached hereto as Exhibit 20.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              Exhibit No.         Exhibit
              -----------         -------

                 20                Press Release dated April 19, 2000


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                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FIRST INDIANA CORPORATION


Date: April 20, 2000                          By:    /s/ David L. Gray
                                                      ------------------------
                                                         David L. Gray
                                                         Vice President and
                                                         Treasurer